As filed with the Securities and Exchange Commission on May 14, 2020

No. 333-199019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Warner Chilcott Limited*

(Exact name of registrant as specified in its charter)

Bermuda	2834	98-0496358
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ocorian Services (Bermuda) Limited

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10, Bermuda

+353 1 897 2025

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ocorian Services (Bermuda) Limited

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10, Bermuda

+1 441 294 8000

(Name, Address and Telephone number, including area code, of Agent for Service)

With a copy to:

Sophia Hudson, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

* Table of additional registrants

Name	State or other jurisdiction of incorporation or organization	I.R.S. employer ID #	Primary Standard Industrial Classification Code Number	Address and telephone # of registrant’s principal executive offices	Name, address and telephone # of agent for service
Allergan Capital S.à r.l. (RCS B178410)	Luxembourg	98-1114526	2834	6, Rue Jean Monnet L-2180 Luxembourg Grand Duchy of Luxembourg +352 2668 3233	TMF Luxembourg 46A, Avenue John F Kennedy L-1855 Luxembourg Grand Duchy of Luxembourg +352 42 71 71 1

Allergan Funding SCS (RCS B187310)	Luxembourg	98-1177603	2834	2, Rue Joseph Hackin L-1746 Luxembourg Grand Duchy of Luxembourg +352 42 7171 3254	TMF Luxembourg 46A, Avenue John F Kennedy L-1855 Luxembourg Grand Duchy of Luxembourg +352 42 71 71 1

Allergan Finance, LLC	Nevada	95-3872914	2834	5 Giralda Farms Madison, NJ 07940 (862) 261-7000	CT Corporation System 701 South Carson Street Suite 200 Carson City, Nevada 89701 800 448 5350

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-4 (File No. 333-199019) (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2014, registering:

(a)	$500,000,000 aggregate principal amount of the 1.300% Notes due 2017 (the “2017 Notes”) issued by Allergan Funding SCS (formerly known as Actavis Funding SCS) (“Allergan Funding”);

(b)

Guarantees of the 2017 Notes by Warner Chilcott Limited (“Warner Chilcott”), Allergan Capital S.à r.l. (F/K/A Actavis Capital S.à r.l.) (“Allergan Capital”) and Allergan Finance, LLC (formerly known as Actavis, Inc.) (“Allergan Finance” and, together with Warner Chilcott and Allergan Capital, the “Guarantors” and the Guarantors together with Allegan Funding, the “Registrants”);

(c)	$500,000,000 aggregate principal amount of the 2.450% Notes due 2019 (the “2019 Notes”) issued by Allergan Funding;

(d)	Guarantees of the 2019 Notes by the Guarantors;

(e)	$1,200,000,000 aggregate principal amount of the 3.850% Notes due 2024 (the “2024 Notes”) issued by Allergan Funding;

(f)	Guarantees of the 2024 Notes by the Guarantors;

(g)	$1,500,000,000 aggregate principal amount of the 4.850% Notes due 2044 (the “2044 Notes”) issued by Allergan Funding; and

(h)	Guarantees of the 2044 Notes by the Guarantors.

On May 8, 2020, AbbVie Inc. (“AbbVie”) completed its acquisition of Allergan plc (“Allergan”). Pursuant to the Transaction Agreement, dated June 25, 2019 (as amended on May 5, 2020), among AbbVie, Allergan and Venice Subsidiary LLC, a wholly-owned subsidiary of AbbVie (“Acquirer Sub”), Acquirer Sub acquired Allergan pursuant to a scheme of arrangement (“Scheme”) under Chapter 1 of Part 9 of the Irish Companies Act 2014 (the “Act”) and a capital reduction under Sections 84 to 86 of the Act (the “Acquisition”). As a result of the Scheme, Allergan became a wholly-owned subsidiary of AbbVie.

In connection with the Acquisition, the Registrants have terminated any and all of the offerings of securities registered pursuant to the Registration Statement. In accordance with the undertakings made by the Registrants to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrants hereby amend the Registration Statement and remove from registration any and all of the securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment, and hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Warner Chilcott Limited has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on the 14th day of May, 2020.

Warner Chilcott Limited

By:	/s/ Patricia Haran
Name:	Patricia Haran
Title:	Director

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allergan Funding SCS has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, the Grand Duchy of Luxembourg, on the 14th day of May, 2020.

Allergan Funding SCS

By:	/s/ Pradipto Bagchi
Name:	Pradipto Bagchi
Title:	Class A Manager

By:	/s/ Severine Lucia Canova
Name:	Severine Lucia Canova
Title:	Class B Manager

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allergan Capital S.à r.l. has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, the Grand Duchy of Luxembourg on the 14th day of May, 2020.

Allergan Capital S.à r.l.

By:	/s/ Maurice Mulders
Name:	Maurice Mulders
Title:	Class A Manager

By:	/s/ Cesar Acosta
Name:	Cesar Acosta
Title:	Class B Manager

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allergan Finance, LLC has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on the 14th day of May, 2020.

Allergan Finance, LLC

By:	/s/ Robert A. Michael
Name:	Robert A. Michael
Title:	President

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.